                                                                    EXHIBIT 10.1

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                               SUBLEASE AGREEMENT

                  THIS SUBLEASE AGREEMENT (this "Sublease") is entered into by and between COULTER PHARMACEUTICAL, INC., a Delaware corporation ("Sublessor"), and GRYPHON THERAPEUTICS, INC., a California corporation ("Sublessee"), as of April 4, 2003. Sublessor and Sublessee hereby agree as follows:

         1. DEFINED TERMS. The following terms shall have the following meanings:

                  Actual Cash Burn means the amount, if any, by which Sublessee's total operating cash expenses (including, without limitation, up-front license fees and research payments) exceeds its operating cash revenue (including realized gains from short-term and long-term investments but excluding funds received from the sale of assets, other than in the ordinary course of business, and funds received from the sale or issuance of securities of Sublessee).

                  Additional Rent has the meaning set forth in Section 6(b) of this Sublease.

                  Base Rent means the following monthly triple net base rental rates per square foot of rentable square feet:

                Period            Rentable Square Feet ("RSF")            Base Rent per Month per RSF
                ------            ----------------------------            ---------------------------
Commencement Date-              30,200 (comprised of 5,000 RSF of                      [*]
October 31, 2003                2nd floor Premises as depicted on
                                Exhibit B-1 and 25,200 of ground
                                  floor Premises as depicted on
                                         Exhibit B-2)**

                               **Less all or any of the 6,420 RSF of
                                the ground floor Premises for which
                                the decommissioning has not been
                                completed in accordance with
                                       Section 3(d) hereof

November 1, 2003-                   Through December 31, 2003:                         [*]
February 29, 2004                           30,200**

                                      Thereafter: 50,400**

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* Confidential treatment requested.

Redacted

March 1, 2004-                              50,400**                                   [*]
February 28, 2005

March 1, 2005-                              50,400**                                   [*]
February 28, 2006

March 1, 2007-                              50,400**                                   [*]
February 28, 2007

March 1, 2007-                              50,400**                                   [*]
February 29, 2008

March 1, 2008-                              50,400**                                   [*]
February 28, 2009

March 1, 2009-                              50,400**                                   [*]
February 28, 2010

March 1, 2010-                              50,400**                                   [*]
November 13, 2010

                  Building means the office building located at 600 Gateway Boulevard, South San Francisco, California.

                  Commencement Date means May 1, 2003.

                  Environmental Laws has the meaning set forth in the Lease.

                  Expiration Date means the earliest of (i) the date the Lease terminates in accordance with its terms (subject to any nondisturbance agreement that Sublessee may have with Landlord), (ii) the date this Sublease terminates in accordance with its terms, or (iii) November 13, 2010.

                  FF&E has the meaning set forth in Section 3(a) of this Sublease.

                  Hazardous Materials has the meaning set forth in the Lease.

                  Issuer has the meaning set forth in Section 7(b) of this Sublease.

                  Landlord means Gateway Boulevard Associates, LLC, a California limited liability company, and its successors and assigns.

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* Confidential treatment requested.

Redacted

                  Landlord's Address means c/o The Raiser Organization, 800 South Claremont Street, Suite 201, San Mateo, California 94402; Attn: Phillip H. Raiser.

                  Lease means that certain Lease Agreement dated November 7, 1997, between the predecessor-in-interest of Landlord, as landlord, and Sublessor, as tenant; as amended by that certain First Amendment to Lease Agreement dated as of November 10, 1998, that certain Second Amendment to Lease Agreement dated May 19, 2000, and Amended and Restated Agreement Concerning Sublease Profits dated May 23, 2002; a copy of the Lease is attached hereto as Exhibit A.

                  Letter of Credit has the meaning set forth in Section 7(b) of this Sublease.

                  Permitted Uses means all uses permitted under the Lease or Landlord's consent to this Sublease.

                  Premises means that portion of the premises demised to Sublessor under the Lease consisting of (i) from the Commencement Date through December 31, 2003, approximately 30,200 RSF (comprised of five thousand (5,000) RSF on the second floor of the Building, as depicted on Exhibit B-1, and approximately twenty-five thousand two hundred (25,200) RSF on the ground floor of the Building, as depicted on Exhibit B-2), less all or any portion of the 6,420 RSF of the ground floor Premises for which the decommissioning has not been completed in accordance with Section 3(d), and (ii) from January 1, 2004 through November 13, 2010, approximately fifty thousand four hundred (50,400) RSF constituting the entire Building (i.e. the entirety of the premises demised to Sublessor under the Lease), by expansion into the premises on the second floor depicted on Exhibit B-3 (approximately 20,200 RSF), less all or any portion of the 6,420 RSF of the ground floor Premises for which the decommissioning has not been completed in accordance with Section 3(d).

                  Pro Rata Share means the percentage obtained by dividing the rentable square footage subleased by Sublessee by the corresponding rentable square footage of the Project. As of the Rent Commencement Date, Sublessee's Pro Rata Share shall be 15.75%, plus the percentage allocable to any of the 6,420 RSF of the ground floor Premises for which the decommissioning has been completed in accordance with Section 3(d).

                  Project means the project consisting of three two-story office and research and development buildings consisting of approximately 151,000 RSF located on approximately 7.5 acres of land commonly known as Lot 2B of the Gateway Center and referred to as the Gateway Technology Center, together with the land and improvements on which the Project is situated and all common areas.

                  Rent Commencement Date means November 1, 2003.

                  Security Deposit has the meaning set forth in Section 7(a) of this Sublease.

                  Sublessee means Gryphon Therapeutics, Inc., a California corporation.

Redacted

                  Sublessee's Address means, until Rent Commencement Date, 250 East Grand Avenue, Suite 90, South San Francisco, California 94080, and thereafter at the Premises.

                  Sublessee's Property has the meaning set forth in Section 10(b) of this Sublease.

                  Sublessor means Coulter Pharmaceutical, Inc., a Delaware corporation.

                  Sublessor's Address means 1124 Columbia, Suite 200, Seattle, WA 98104.

                  Term has the meaning set forth in Section 9 of this Sublease.

         Capitalized terms used but not defined herein shall have the meanings given to them in the Lease.

         2. SUBLEASE. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises for the Term, upon all of the terms, covenants and conditions contained herein.

         3. CONDITION OF PREMISES.

                  (a) Sublessor's Removal of Personal Property. Sublessor agrees that prior to the Commencement Date (and thereafter prior to the date on which Sublessee is entitled to occupy any portion of the Premises), Sublessor shall remove, or cause to be removed, from the portion of the Premises to be occupied by Sublessee all of Sublessor's personal property, except those items described on Schedule I attached hereto (the "FF&E") to be leased from Sublessor by Sublessee pursuant to a Personal Property Lease Agreement of even date herewith (the "FF&E Lease"). Except for the FF&E, Sublessor shall remove, or cause to be removed, all of its personal property from the Premises no later than January 1, 2004.

                  (b) "As is" Condition of Premises. Except as otherwise provided in this Section 3 and in Section 13, Sublessee shall accept possession of the Premises in its present "as is" condition, "broom clean", without representation or warranty as to its condition or suitability for Sublessee's intended use, and with no obligation on the part of Sublessor to make any alterations or modifications to the Premises or any area outside the Premises for the benefit of Sublessee. Without limiting the generality of the foregoing, except as provided in this Section 3, Sublessor makes no representation or warranty, express or implied, as to the fitness, suitability or operating condition of any aspect or item of the FF&E.

                  (c) Slab Water Intrusion. Sublessor has disclosed to Sublessee that there may be some evidence of water vapor penetration through the concrete slab on the ground floor of the Premises (the "Slab Water Intrusion"). The repair and remediation of the Slab Water Intrusion shall be undertaken in accordance with the provisions of the written consent of Landlord described in
Section 4(a). Notwithstanding anything to the contrary contained in the Lease or this Sublease, Sublessee shall have no responsibility for the repair or remediation of any such Slab Water Intrusion or any loss or expense relating thereto, except to the extent specifically provided under such written consent of Landlord. Nothing herein shall be deemed an admission by Sublessor of any liability or responsibility by Sublessor for any condition with regard to the Slab

Redacted

Water Intrusion as against Landlord and Sublessor specifically reserves all rights and remedies it may have against Landlord with respect to the Slab Water Intrusion. In the event that the condition or the repair of the Slab Water Intrusion renders any portion of the Premises untenantable (other than if such condition or repair results from Sublessee's breach of its express obligations under such written consent of Landlord), the Base Rent and Additional Rent payable hereunder shall be equitably abated in proportion to the portion of the Premises so rendered untenantable as reasonably determined by Sublessee until such time as such portion of the Premises becomes tenantable; provided, however, that if Sublessor does not agree with Sublessee's determination, and the parties cannot agree, despite their diligent, good faith efforts, as to such untenantable portion within fourteen (14) days thereafter, then either party may, upon written notice to the other, request that an appointment of an arbitrator be made by any judge sitting for a state or Federal court of competent jurisdiction in San Francisco, California, and such arbitrator shall determine such untenantable portion, which such determination shall be binding on the parties. The fees of such arbitrator shall be borne equally by the parties.

                  (d) Radioactive Materials Decommissioning. Sublessor has further disclosed to Sublessee that Sublessor is decommissioning certain laboratory space within the Premises (consisting of 6,420 RSF) with respect to Sublessor's use of certain radioactive materials in such laboratory space. Sublessor shall have the sole responsibility for obtaining all applicable federal, state and local governmental approvals in connection with such decommissioning and shall be fully liable for the costs of such decommissioning. Sublessor shall provide to Sublessee (i) copies of any decommissioning plans given to the County of San Mateo or any other applicable federal, state or local governmental agency, (ii) a description of the scope of work of any contractor or consultant retained by Sublessor in connection with the decommission, and
(iii) the results of any radioactive wipe samples obtained by Sublessor with respect to the Premises. Sublessor shall diligently proceed to complete the foregoing described decommissioning to the extent the same is not completed prior to the Commencement Date. In the event Sublessor fails to complete the decommissioning required by applicable law by January 1, 2004, Sublessee shall have the right, but not the obligation, by delivering written notice to Sublessor, to proceed to obtain the required decommissioning, and Sublessor shall reimburse Sublessee for all direct out-of-pocket costs, fees and expenses incurred by Sublessee in obtaining such decommissioning within thirty (30) days of delivery of an invoice with reasonable supporting documentation from Sublessee. In the event Sublessor fails to timely reimburse Sublessee, Sublessee shall be entitled to offset any such amounts due Sublessee against Base Rent or Additional Rent due under this Sublease. Sublessor and Sublessee shall fully cooperate with one another in good faith to obtain the decommission described in this Section 3(d). Upon receipt of the required decommissioning as described in this Section 3(d), Sublessor shall occupy the portion of the Premises so decommissioned and the RSF of the Premises shall increase accordingly.

                  (e) Alterations. Any alterations or improvements that Sublessee desires to make to the Premises shall be made by Sublessee at its sole cost and expense. Plans and specifications for Sublessee's alterations and improvements, other than those attached as Exhibit D-1 hereto (which have already been approved by Landlord and Sublessor), shall be subject to the prior written approval of Landlord and Sublessor as provided in the Lease and herein; provided, however, that Sublessor shall not unreasonably withhold its consent to any

Redacted
such alterations and improvements. Sublessee shall, at Sublessee's sole cost and expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the Term or any part of the Term hereof regulating the use by Sublessee of the Premises or the alterations or improvements constructed for or by Sublessee therein. Upon termination of this Sublease, Sublessee shall be responsible for the cost of removing any alterations or improvements which were installed for or by Sublessee in the Premises, to the extent the same are required to be removed pursuant to the terms of the Lease; provided, however, that Sublessee shall not be required to remove any alterations that the Landlord has confirmed in its written consent to this Sublease as described in Section 4 below will not be required to be removed upon termination of the Lease. Sublessor acknowledges that it has approved the Sublessee's plans for alterations attached hereto as Exhibit D-1 and the general conditions for the construction of tenant improvements attached hereto as Exhibit D-2.

                  (f) Notwithstanding anything to the contrary contained in this Section 3, Sublessor hereby represents and warrants to Sublessee that to Sublessor's knowledge:

                           (i)      all Building systems and utilities serving
the Premises are in good working condition;

                           (ii)     all of the FF&E is in good condition and
repair; and

                           (iii)    the base Building core, shell and existing
interior improvements materially comply as of the date hereof with the requirements of the American with Disabilities Act and applicable building codes.

         4. CONDITIONS.

                  (a) This Sublease is conditioned upon the delivery to Sublessor of a fully executed original of this Sublease and the receipt of Landlord's written consent to this Sublease not later than three (3) business days following delivery to Landlord of a copy hereof executed by Sublessee and Sublessor, which consent Landlord may give or withhold pursuant to Section 23 of the Lease.

                  (b)      In the event the condition expressed above in this
Section 4 is not timely satisfied, upon three (3) business days prior written notice, Sublessor or Sublessee may terminate this Sublease by giving written notice of termination to the other party at any time prior to the satisfaction of such condition. In the event this Sublease is terminated due to the nonsatisfaction of the foregoing condition, neither Sublessor nor Sublessee shall have any further rights or obligations hereunder.

         5. PROVISIONS CONSTITUTING SUBLEASE.

                  (a) Relationship Between Sublessee and Landlord. This Sublease is subject to all of the terms and conditions of the Lease. Sublessee hereby assumes and agrees to perform the

Redacted
obligations of Sublessor as "Tenant" under the Lease to the extent such terms and conditions are applicable to the Premises then subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term, covenant or condition of the Lease.

                  (b) Relationship Between Sublessee and Sublessor. Except as otherwise provided herein, all of the terms and conditions contained in the Lease are incorporated herein as terms and conditions of this Sublease with each reference therein to "Landlord," "Tenant," the "Lease" and the "Premises," being deemed to refer to Sublessor, Sublessee, this Sublease, and the Premises, respectively), except for the following provisions of the Lease, which are not incorporated into this Sublease: Basic Lease Information (except Permitted Use definition), the second paragraph of Section 2, Sections 3, 4(a), 4(d), 7, 8(b), 8(c), 8(d), 10, 11(b)-(d), 38, 39, 49, 50, 51, 52 and 53, and Exhibits A, B, C,
D, G, H, I, J. Notwithstanding anything to the contrary contained herein, with respect to any specific obligation in the Lease required to be performed by Landlord, to the extent Landlord has performed such obligation Sublessor shall not be required to do so.

                  (c) Notices. All notices or demands of any kind required or desired to be given by Sublessor or Sublessee to the other hereunder shall be in writing and shall be deemed delivered upon receipt if sent by United States mail, certified postage prepaid, return receipt requested, or by private overnight courier, addressed to the Sublessor or Sublessee respectively at the addresses set forth in Section 1, or at such other addresses as the parties may specify by notice in accordance with this section. All rent and other payments due under this Sublease shall be made by Sublessee to Sublessor at the same address. Sublessor and Sublessee shall each deliver to the other a copy of every notice received from Landlord affecting or relating to the Premises, or affecting or relating to the rights and/or obligations hereunder or under the Lease, within five (5) days following receipt thereof. Notwithstanding anything to the contrary contained in this Sublease, the time limits specified in the Lease for the giving of notice, making of demands, performing any act, condition or covenant (including cure of any breach) or the exercise of any right, remedy or option, are hereby decreased or increased for purposes of this Sublease, by shortening or lengthening the same, as the case may be, in each instance by three (3) days, when necessary to enable Sublessor to give notice, make demands, perform any act, correct any failure, or otherwise to secure compliance and perform under the Lease in a timely manner.

                  (d) Services. Notwithstanding Section 5(b) hereof and except as otherwise specifically provided herein, Sublessor shall have no obligation to provide any of the services to be provided by Landlord under the Lease, or any other services, and Sublessor's sole obligation with respect thereto shall be to use diligent and commercially reasonable efforts to obtain Landlord's compliance with the Lease upon Sublessee's written request. Without limiting the generality of the foregoing sentence, Sublessor shall have no obligation to Sublessee to provide or maintain back-up generators for power, security services or life safety systems. To the extent permitted by law and by Landlord, Sublessee shall have the right to request all services directly from Landlord at Sublessee's sole cost and expense. Sublessee shall promptly notify Sublessor in writing of all such requests for services. Upon the request of Sublessee, Sublessor shall provide building maintenance engineering services for the Premises during the Term and the cost for such services incurred by Sublessor shall be reimbursed by Sublessee as Additional Rent.

Redacted

                  (e) If Landlord shall fail to perform its obligations with respect to the Premises in accordance with the terms of the Lease, Sublessor, upon receipt of written notice from Sublessee, shall, at no expense to Sublessor, use diligent, commercially reasonable efforts to attempt to enforce all obligations of Landlord under the Lease, but Sublessor shall have no obligation to institute any legal proceedings against Landlord. If, after receipt of written request from Sublessee, Sublessor shall fail or refuse to take action for the enforcement of Sublessor's rights against Landlord with respect to the Premises or Landlord fails or refuses to perform its Lease obligations despite Sublessor's attempt to enforce the Lease ("Action"), Sublessee shall have the right to take such Action in its own name by commencing a legal proceeding to enforce the terms of the Lease, and for that purpose and only to such extent, all of the rights of Sublessor as "Tenant" with respect to the Premises under the Lease hereby are conferred upon and assigned to Sublessee on a non-exclusive basis, and Sublessee hereby is subrogated to such rights to the extent that the same shall apply to the Premises. If any such Action against Landlord in Sublessee's name shall be barred by reason of lack of privity, nonassignability or otherwise, Sublessee, at its sole cost and expense, with the commercially reasonable cooperation of Sublessor, may take such Action in Sublessor's name, or if such Action would be barred if taken by Sublessee in Sublessor's name, request that Sublessor institute such an Action; provided that Sublessee shall indemnify, protect, defend by counsel reasonably satisfactory to Sublessor and hold Sublessor harmless from and against any and all liability, loss, claims, demands, suits, penalties or damage (including, without being limited to, reasonable attorneys' fees and expenses) which Sublessor may incur or suffer by reason of such Action, except for any such liability, loss, claims, demands, suits, penalties or damage which Sublessor may incur or suffer by reason of Sublessor's gross negligence or willful misconduct. Notwithstanding anything to the contrary herein, (i) if Sublessor pursues any Action against Landlord, Sublessee shall be barred from pursuing the same Action against Landlord, and (ii) Sublessor shall have the right to reasonably approve (A) counsel to be used by Sublessee in any Action and (B) any settlement of any Action.

                  (f) Sublessor agrees that Sublessee shall have the right to cure any default by Sublessor under the Lease within the period of time specified in the Lease; it being understood and agreed that neither Sublessor nor Sublessee shall have any additional time to cure any such default. For example, if Landlord delivers a notice of default, and such default is required to be cured within five (5) days following the receipt of such notice of default, then Sublessor and/or Sublessee shall have the right to cure such default within such 5-day period and not within 5 days following the expiration of such 5-day period. If Sublessee cures such default, Sublessor agrees that Sublessee shall be entitled to offset against rent due under this Sublease sums paid to Landlord to cure the default under the Lease. Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from Landlord stating that a default exists in the performance of Sublessor's obligations under the Lease, to pay to Landlord rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely on any such statement and request from Landlord, and that Sublessee shall pay such rent to Landlord without obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary, and Sublessor shall have no right or claim against Sublessee for any such rent so paid by Sublessee. Nothing in this Section shall in any manner impair or otherwise affect or constitute a waiver of Sublessor's right to dispute or contest any default claimed by Landlord to have been committed by Sublessor under the Lease and Sublessor hereby reserves its right to dispute or contest any such claimed

Redacted
default through appropriate legal actions. Nothing in this Section shall relieve Sublessor of its duty to perform all of the obligations of "Tenant" under the Lease.

                  (g) Consents. In any circumstance where the Lease requires that Landlord's approval or consent be obtained, Sublessee shall be required to obtain the written approval or consent of Sublessor as well. Where the Lease specifies that Landlord shall not unreasonably withhold its approval or consent, Sublessor shall not unreasonably withhold its approval or consent as well.

         6. RENT.

                  (a) Base Rent. Upon execution of this Sublease, Sublessee shall pay to Sublessor an amount equal to [*] (comprising the Base Rent for the 5,000 RSF second floor portion of the Premises and 18,780 RSF for the ground floor Premises), which constitutes the parties' good faith estimate (based on an approximation of the RSF of the ground floor Premises for which the decommissioning is not required under Section 3(d)) of the monthly installment of Base Rent for the first full month of the Term following the Rent Commencement Date, and which shall be applied in payment of such first installment. In the event that, based on the RSF of such Premises undergoing decommissioning on the Rent Commencement Date, such first month of Base Rent is less than such amount, the excess payment shall be credited against the next monthly installment of Base Rent. Commencing on the Rent Commencement Date, Sublessee shall pay Base Rent to Sublessor as rent for the Premises, in monthly installments in advance, and thereafter on the first day of each calendar month of the Term, without deduction, offset, prior notice or demand, in lawful money of the United States. If the first day for which the monthly installment of Base Rent is payable is not the first day of a calendar month, or if the last day of the Term is not the last day of a calendar month, the monthly installment of Base Rent shall be prorated for the fractional month(s). In the case of a proration at the beginning of the Term, Sublessee shall pay the proration for such partial month upon the due date for Base Rent for the second month of the Term. Sublessee shall pay the proration for the last month of the Term when Base Rent for such month is due.

                  (b) Additional Rent. Sublessee acknowledges that Sublessor is obligated to pay to Landlord all amounts provided for in Section 4(b) of the Lease ("Additional Rent"). Sublessee agrees to pay to Sublessor as Additional Rent hereunder its Pro Rata Share of all such Additional Rent charged to Sublessor by Landlord under the Lease commencing on the Rent Commencement Date subject to a maximum annual increase of [*] over the amount of actual Additional Rent paid by Sublessee for the previous year. As of the date hereof, Sublessor is paying Landlord on a monthly basis the sum of [*] per rentable square foot as Additional Rent. Sublessor shall provide Sublessee with full and complete copies of all Expense Statements provided to Sublessor by Landlord under Section 4(c) of the Lease promptly following Sublessor's receipt of the same from Landlord. In addition, Sublessee shall pay (i) its Pro Rata Share of all other sums which Sublessor is obligated to pay under the Lease except those sums (A) resulting from a default by Sublessor under the Lease unless caused in whole or in part by

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Redacted

Sublessee, and (B) that are not related in whole or in part to the portion of the Premises then occupied by Sublessee, and (ii) any additional charges and expenses imposed by Landlord pursuant to the terms of the Lease and related specifically to Sublessee's use and occupancy of the Premises during the Term. All the foregoing shall be considered "Additional Rent" and Sublessee shall pay such Additional Rent in accordance with the time for payment set forth in the Lease provided Sublessee has received notice that any such amounts are due. To the extent permitted under the Lease, Sublessee may demand an audit of Landlord's books and records in accordance with Section 4(e) of the Lease, at Sublessee's sole cost and expense.

                  (c) Late Charge. The parties hereby expressly agree that in the event Sublessee shall fail to make payment of any installment of Base Rent or any other sums due hereunder within five (5) days of the date that such amounts are due, the provisions of Paragraph 6 of the Lease shall apply.

         7. SECURITY DEPOSIT.

                  (a) To secure the faithful performance by Sublessee of all the covenants, conditions and agreements in this Sublease on the part of Sublessee to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Sublessee shall deposit with Sublessor, upon execution of this Sublease, a security deposit in the amount of [*] (the "Security Deposit"). The Security Deposit shall be in the form of an irrevocable standby letter of credit, as described in
Section 7(b) below, subject to Sublessee's right to change the form of the Security Deposit as provided in Section 7(c) below. Sublessee agrees that: (a) the Security Deposit or any portion thereof may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Sublessor may have on account thereof, and upon such application Sublessee shall pay Sublessor on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) should the Lease be assigned by Sublessor, the Security Deposit or any portion thereof not previously applied shall be turned over to Sublessor's assignee, and upon express assumption of Sublessor's obligations under this Sublease, Sublessee shall release Sublessor from any and all liability with respect to the Security Deposit and/or its application or return; (c) the sum deposited or the portion thereof not previously applied, shall be returned to Sublessee without interest following the expiration of the Term of this Sublease, except to the extent reasonably required to cure any breach by Sublessee of any of its obligations hereunder and provided that Sublessee has vacated the Premises and surrendered possession thereof to Sublessor at the expiration of the Term; (d) in the event that Sublessor terminates this Sublease or Sublessee's right to possession by reason of an event of default under this Sublease by Sublessee, Sublessor may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Sublessee's default; and (e) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Sublessee, or its successors or assigns, the Security Deposit shall be deemed to be

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                                       10

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applied first to the payment of any Rent due Sublessor for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Sublessor in partial liquidation of Sublessor's damages.

                  (b) The letter of credit supplied by Sublessee as the Security Deposit shall be an irrevocable, unconditional, standby letter of credit in a form substantially similar to the form attached hereto as Exhibit C and incorporated herein (such letter of credit, together with any renewal or replacement letters of credit delivered or to be delivered by Sublessee under this Section, shall be referred to herein collectively as the "Letter of Credit"). The Letter of Credit shall be issued by a national money center bank mutually acceptable to Sublessor and Sublessee (the "Issuer"). The final form of the Letter of Credit and the form of any replacement Letter of Credit shall be acceptable to Sublessor in its sole discretion. The Letter of Credit shall be for an initial term of not less than twelve (12) months and shall be maintained in force at all times from issuance through sixty (60) days following the expiration or earlier termination of this Sublease. If Sublessee fails to deliver to Sublessor either a replacement Letter of Credit or cash in the full amount of the Security Deposit required hereunder at least sixty (60) days prior to the expiration date of an outstanding Letter of Credit, such failure shall be a default under this Sublease (without the requirement of notice) entitling Sublessor, in addition to its other remedies, to draw down all or part of the current Letter of Credit. Sublessor shall have the right, upon a transfer or assignment of its rights as landlord under this Sublease, to require Sublessee to deliver a replacement Letter of Credit designating Sublessor's successor as the beneficiary, at Sublessee's sole cost and expense. No draw under the Letter of Credit shall be deemed a waiver of, or be deemed to have cured, any default by Sublessee under any provision of this Sublease except to the extent directly applied to cure such default(s).

                  (c) If Sublessee meets each of the following criteria, Sublessee may elect to reduce the amount of the Security Deposit by [*] on the fourth anniversary of the Commencement Date and [*] on each successive anniversary thereafter so long as such criteria remain satisfied:

                           (i) There shall be no default by Sublessee under this Sublease;

                           (ii) Sublessee shall provide current audited annual financial statements indicating that it possesses in cash or cash equivalents an amount equal to the greater of (A) [*] or (B) [*]; and

                           (iii) The amount of Security Deposit after any reduction otherwise permitted by this Section 7(c) shall not be less than [*]

In the event that the criteria set forth in subclauses (i) and (ii) above are satisfied on such fourth anniversary of the Commencement Date, Sublessee shall have the right to replace the Letter of Credit with a Security Deposit in the form of cash or a certificate of deposit issued by an Issuer mutually acceptable to Sublessee and Sublessor and pledged to Sublessor in an form acceptable to Sublessor in its sole discretion.

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                  (d)      At the option of Sublessor, on the fifth anniversary
of the Commencement Date and each anniversary thereafter, should Sublessee fail to satisfy any of the criteria contained in Section 7(c), Sublessor will require the Security Deposit to be increased immediately and annually on each anniversary thereof that any of the foregoing criteria is not satisfied by [*]; provided, however, that the amount of the Security Deposit shall in no event be required to exceed [*].

         8. USE OF PREMISES. Sublessee shall use the Premises for the Permitted Uses and for no other purpose without the prior written consent of Sublessor and, if required by the Lease, Landlord. Notwithstanding any other provision hereof, and subject to any limitations in the Lease, Sublessee shall have access to the Premises on a seven day a week, twenty four hour a day basis.

         9. TERM.

                  (a) Term. The term of this Sublease shall be for a period commencing on the Commencement Date and ending on the Expiration Date, unless terminated sooner by termination of the Lease for any reason or otherwise pursuant to this Sublease (the "Term").

                  (b) Delay in Delivery. In the event Sublessor is unable to deliver possession of the Premises on the Commencement Date, Sublessor shall not be subject to any liability for any loss or damage to Sublessee, nor shall such failure affect the validity of this Sublease or Sublessee's obligations hereunder or extend the Term hereof. Notwithstanding the foregoing sentence, if Sublessor does not deliver the Premises within five (5) days thereafter, Sublessee shall have the right to terminate this Sublease by written notice to Sublessor given within five (5) days thereafter.

                  (c) Early Access. Following the execution of this Sublease and the receipt of Landlord's consent to this Sublease, but prior to the Commencement Date, Sublessor shall provide to Sublessee the right to enter the Ground Floor Premises and Second Floor Premises for the purpose of inspecting the same. Such early access shall include access to the information technology and telephone architecture for the purposes of planning Sublessee's communications system, provided that Sublessee shall not interfere with the operation of Sublessor's business on the second floor of the Building. Sublessor shall provide Sublessee technical assistance and information reasonably requested by Sublessee related to the existing communications systems in the Building. All terms and conditions of the Sublease shall apply to such early access, except the payment of Base Rent and Additional Rent.

                  (d) No Voluntary Termination, Modification or Waiver by Sublessor. So long as Sublessee is not in default under this Sublease and subject to Sublessor's right to terminate the Lease in the event of damage or destruction or condemnation of the Premises in accordance with the Lease, Sublessor shall not itself voluntarily terminate the Lease with respect to the Premises or commit any affirmative or intentional acts that would entitle Landlord to terminate the Lease, or amend or waive any provisions of the Lease that would adversely affect Sublessee, without

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                                       12

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first obtaining Sublessee's prior written consent, which consent may be withheld in Sublessee's reasonable discretion; provided, however, that Sublessor shall have no liability to Sublessee under this Section 9(d) for any termination of the Lease resulting from the acts of any third parties. The provisions of this
Section 9(d) shall not apply in the event that Landlord enters into a direct lease of the Premises with Sublessee that is subject to the terms of the Sublease (including, without limitation, the Base Rent provisions) as contemplated under Landlord's written consent described in Section 4 above.

         10. ASSIGNMENT AND SUBLETTING.

                  (a) Approval Required. Sublessee's right to assign this Sublease or sublease the Premises shall be subject to all of the terms and conditions of the Lease, except that Sublessee shall also obtain Sublessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the preceding sentence, Sublessee shall not be required to obtain Sublessor's prior written consent in respect of a Permitted Transfer to an Affiliate of Sublessee (as such terms are defined in Section 23(b) of the Lease).

                  (b) Bonus Rent. In the event that Sublessor has consented to an assignment or subletting by Sublessee for which Sublessor's consent is required, Sublessor shall be entitled to receive: (i) in the case of a subletting, fifty percent (50%) of all rent (however denominated and paid) payable by the sub-sublessee to Sublessee in excess of that payable by Sublessee pursuant to the provisions of this Sublease, and (ii) in the case of an assignment, fifty percent (50%) of all rent (however denominated and paid) payable by the assignee to Sublessee in excess of that payable by Sublessee pursuant to the provisions of this Sublease. For the purposes of this Section 10(b), the term "rent" shall mean all consideration paid or given, directly or indirectly, for the use of the Premises or any portion thereof, and the term "consideration" shall mean and include money, services, property or any other thing of value such as payment of costs, cancellation of indebtedness, discounts, rebates and the like paid or payable to Sublessee for the assignment or sublease and for all property in the Premises included in such assignment or sublease, that are not a part of Sublessee's Property. The term "Sublessee's Property" shall mean all property owned by Sublessee other than its interest in this Sublease and the FF&E, including, but not limited to, all of Sublessee's inventory, accounts, trade fixtures, equipment, furniture, other personal property, goodwill and any other intangible personal property associated with Sublessee's business. In computing the amount payable to Sublessor, Sublessee may deduct from the rent and consideration all reasonable and customary expenses directly incurred by Sublessee attributable to the assignment or sublease, including, but not limited to, brokerage fees, legal fees and any tenant improvements made for the benefit of any subtenant. "Sublet" and "sublease" shall include a sublease as to which Sublessee is sublessor and any sub-sublease or other sub-subtenancy, irrespective of the number of tenancies and tenancy levels between the ultimate occupant and Sublessor, as to which Sublessee receives any consideration, as defined in this subsection. Any rent or other consideration which is to be passed through to Sublessor by Sublessee pursuant to this subsection shall be paid to Sublessor within thirty (30) days after receipt by Sublessee and shall be paid in cash, irrespective of the form in which received by Sublessee from any sub-subtenant or assignee. In the event that any rent or other consideration received by Sublessee from a sub-subtenant or assignee is in a form other than cash, Sublessee shall pay to Sublessor in cash the fair value of such consideration.

Redacted

         11. DAMAGE AND DESTRUCTION. In the event of damage or destruction to the Premises or the Building, each party agrees to forward to the other, within twenty-four (24) hours of receipt, a copy of each notice received from, or given to, Landlord in connection therewith. If the Premises or the Building are damaged or destroyed by fire or other casualty and Landlord undertakes to repair the same pursuant to the Lease, this Sublease shall remain in full force and effect, except that if the rent payable under the Lease is reduced as a result of such damage or destruction, Sublessee shall be entitled to a proportionate reduction of Base Rent and Additional Rent payable hereunder while such repairs are being made. If the Premises or the Building are damaged to an extent that Landlord has a right to terminate the Lease, and Landlord in fact terminates the Lease, this Sublease shall terminate. Landlord and Sublessor shall not be required to repair any injury or damage by fire or other cause to the property of Sublessee, or to make any repairs or replacements of any paneling, decoration, railings, floor coverings or any additions or improvements installed on the Premises by Sublessee. Sublessee shall be entitled to terminate this Sublease to the same extent Sublessor is entitled to terminate the Lease pursuant to Section 21 of the Lease.

         12. EMINENT DOMAIN. If, due to any taking or appropriation of all or a part of the Premises or the Building, Landlord exercises its right to terminate the Lease, this Sublease shall terminate. If part of the Premises shall be so taken or appropriated and this Sublease shall not be terminated as provided herein, then the rent thereafter to be paid hereunder shall be equitably reduced, as provided in the Lease. Sublessee shall be entitled to terminate this Sublease to the same extent Sublessor is entitled to terminate the Lease pursuant to Section 22 of the Lease.

         13. HAZARDOUS MATERIALS. Sublessee shall strictly comply with all covenants regarding Hazardous Materials contained in the Lease, including without limitation, the following:

             (a) Sublessee agrees that during its use and occupancy of the Premises it will (1) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for ordinary performance of Sublessee's business or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project; (2) comply with all Environmental Laws relating to Sublessee's use of Hazardous Materials in, on or about the Premises and not engage or permit its agents to engage in any activity in, on or about the Premises in violation of any Environmental Laws; and (3) immediately notify Sublessor of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Sublessee, Sublessor, Landlord or the Premises, Building or Project relating to any Hazardous Materials or under any Environmental Laws or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this
Section 13.

             (b) If Sublessee's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under or emanating from, the Premises, the Building or the Project, Sublessee agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (1) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of Environmental Laws; and (2) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project.

Redacted

             (c) Sublessee shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on, about or near the Premises by Sublessee or Sublessee's agents, and in a condition that complies with (i) all Environmental Laws relating to Hazardous Materials placed on, about or near the Premises by Sublessee or Sublessee's agents and (ii) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals related to Sublessee's use of Hazardous Materials in or about the Premises. Sublessee's obligations and liabilities pursuant to the provisions of this Section 13 shall survive the expiration or earlier termination of this Sublease.

             Sublessor hereby represents and warrants that to its knowledge, Sublessor has not discharged any Hazardous Materials in or about the Premises that have not been remediated in accordance with Environmental Laws.

         14. ENTRY BY SUBLESSOR. Sublessor reserves and shall at any and all times (within ordinary business hours, except in the case of emergency) have the right to enter the Premises to inspect the same, to post notices of nonresponsibility, or to show the Premises to prospective subtenants during the final year of the Term or following a default and the expiration of any applicable cure periods, or in the event of Sublessee's default with respect thereto, to perform any obligation of Sublessor as Tenant under the Lease relating to the use, maintenance or repair of the Premises. In the event that Sublessee shall not provide Sublessor with a key to the Premises, Sublessee waives any claims for damages resulting directly from Sublessor's use of force to enter the Premises in the event of an emergency. Sublessee waives any claim for damages for any injury or inconvenience to or interference with Sublessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry, except to the extent caused by the negligence of Sublessor, its agents or employees, provided that the entrance to the Premises shall not be blocked thereby and further provided that the business of Sublessee shall not be interfered with unreasonably. Except in the case of emergency, Sublessor shall give Sublessee reasonable prior notice of not less than forty-eight (48) hours of any intended entry of the Premises by Sublessor, and shall obtain the permission of an officer of Sublessee (which permission shall not be unreasonably withheld). Except in the case of an emergency, Sublessee shall be entitled to accompany Sublessor during Sublessor's entry onto the Premises. Any entry to the Premises by Sublessor pursuant to this Section 14 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Sublessee from the Premises or any portion thereof.

         15. INDEMNIFICATION.

             (a) Sublessee shall hold Sublessor, and its subsidiaries, affiliates, directors, officers, agents, contractors, servants, employees and licensees (hereinafter "indemnitees") harmless from and shall indemnify and defend indemnitees against any and all damages, claims or liability arising from any breach or default in the performance of any obligation of Sublessee hereunder.

             (b) Sublessor shall hold Sublessee, and its subsidiaries, affiliates, directors, officers, agents, contractors, servants, employees and licensees (hereinafter "indemnitees") harmless from and shall indemnify and defend indemnitees against any and all damages, claims or liability

Redacted

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(i) arising from any breach or default in the performance of any obligation of
Sublessor hereunder, and (ii) for any injury or damage to any person or property occurring in, on or about the Building or any part thereof, exclusive of the Premises, when such injury or damage shall be caused by the act, neglect, default, or omission of any duty with respect to the same by Sublessor, its agents, employees or invitees, except to the extent such liability arises from the gross negligence or willful misconduct of indemnitees; and from and against all costs, counsel fees, expenses and liabilities incurred in or in connection with any such claim or any action or proceeding brought thereon and (iii) arising from the presence of any Hazardous Materials in or about the Premises discharged or released by Sublessor (including, without limitation, any radiation described in Section 3(d)).

         16. BROKERS. Sublessor and Sublessee each represents to the other that it has dealt with no brokers in connection with this Sublease other than Sublessee's broker, CRESA Partners and Sublessor's broker, the Staubach Company. Each of Sublessor and Sublessee shall indemnify, defend, and hold the other harmless from and against any costs, expenses, liability, loss or damage arising out of or relating to the falsity of the foregoing representation. Sublessor agrees to pay all brokerage fees and commissions payable to CRESA Partners with respect to this Sublease in accordance with the provisions of a separate commission contract.

         17. PARKING. Sublessee shall be entitled to use the proportion of the number of non-exclusive and undesignated parking spaces allocated to the Building under the Lease that corresponds to the percentage of the Building's total rentable square footage that Sublessee occupies from time to time, at no cost to Sublessee. Upon Sublessee's occupancy of the entire Premises, Sublessee shall be entitled to use on a non-exclusive and undesignated basis a total of one hundred fifty-one (151) parking spaces a the Project.

         18. SIGNAGE. Subject to the terms and conditions of the Lease, the prior approval of Sublessor and Landlord, and applicable law, Sublessee shall have the right, at Sublessee's sole cost and expense, to erect monument signage and Building signage in the approximate locations in which Sublessor's signage is currently installed. Sublessor shall remove its existing signage, at Sublessor's sole cost and expense, no later than nine (9) months after the Commencement Date.

         19. MISCELLANEOUS.

               (a) Entire Agreement. This Sublease, together with its Exhibits, constitutes the entire agreement of Sublessor and Sublessee with respect to the matters described herein, and shall supersede all prior correspondence, agreements and understandings concerning such matters, whether oral or written. No addition to, or amendment or modification of, any term or provision of this Sublease shall be effective unless set forth in writing and signed by Sublessor and Sublessee.

               (b) Authority. Each individual executing this Sublease on behalf of either party represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of such party.

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                                       16

                  (c) Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this Sublease, or for interpretation of any of its provisions, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees and court costs, from the other party. In addition, if either Sublessor or Sublessee becomes a party to any action concerning this Sublease or the Premises solely by reason of the neglect or omission of any duty by the other party, the party subjected to such action without fault shall be entitled to reimbursement for any and all reasonable attorneys' fees and costs.

                  (d) Lease. Sublessor hereby represents and warrants to Sublessee that: (i) the Lease is in full force and effect as of the date hereof;
(ii) a true and correct copy of the Lease is attached hereto as Exhibit A; (iii) to Sublessor's knowledge, except with respect to the Slab Water Intrusion, Landlord is not in default under the Lease nor have any acts or events occurred which, with the giving of notice or passage of time or both, could become defaults of Landlord under the Lease; and (iv) Sublessor has received no notice that there exists any defaults on the part of Sublessor under the Lease, or an event or condition which, with the giving of notice or passage of time or both, would become a default.

                  (e) FF&E Lease. Any default by Sublessee under the FF&E Lease (following the expiration of applicable cure periods) shall constitute a default under this Sublease.

                  (f) Captions. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

                  (g) Counterparts. This Sublease may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute a single agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

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                                       17

                  IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease on the dates set out below.

SUBLESSOR:                                    SUBLESSEE:

COULTER PHARMACEUTICAL, INC.,                 GRYPHON THERAPEUTICS, INC.,
a Delaware corporation                        a California corporation

By: /s/ Greg Cox                              By: /s/ F. Blobel
    ______________________________            ______________________________

Title: Treasurer                              Title: President and CEO

Date: ____________________________            Date: 4/4/03

We consent to the foregoing.

LANDLORD:

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                                       18

                                    EXHIBIT A

                                      LEASE

                  [Exhibit 10.17 to Annual Report on Form 10-K
             for Coulter Pharmaceutical, Inc. filed March 27, 1998]

Redacted

                                   EXHIBIT B-1

                          INITIAL SECOND FLOOR PREMISES

                       [Drawing of Second Floor Premises]

Redacted

                                   EXHIBIT B-2

                              GROUND FLOOR PREMISES

                       [Drawing of Ground Floor Premises]

Redacted

                                   EXHIBIT B-3

                        ADDITIONAL SECOND FLOOR PREMISES

                  [Drawing of Additional Second Floor Premises]

Redacted

                                    EXHIBIT C

                              LETTER OF CREDIT FORM

Letter of Credit No.                              Date: __________________, 200_

                                          Issuer:

                                          Date of Issue: ________________, 200__

Beneficiary:                              Applicant:
Coulter Pharmaceutical, Inc.,             Gryphon Therapeutics, Inc.
a Delaware corporation                    a _____________ corporation
_____________________________             ______________________________________
_____________________________             ______________________________________
_____________________________             ______________________________________

         Re:      Irrevocable Standby Letter of Credit No. __________
                  $______________

Ladies and Gentlemen:

         We hereby establish this clean, unconditional irrevocable standby Letter of Credit No. _________ in your favor, for account of Gryphon Therapeutics, Inc., effective immediately in the amount of USD
_____________________________________Dollars ($_______________ U.S. Dollars)
available by your draft(s) at sight when accompanied by a statement as follows purportedly signed by an officer of Beneficiary:

         "The undersigned, being an authorized representative of Coulter Pharmaceutical, Inc., hereby certifies that Gryphon Therapeutics, Inc. has defaulted under that certain Sublease Agreement dated ______________________ __, 200__, between Coulter Pharmaceutical, Inc. and Gryphon Therapeutics, Inc., and that Coulter Pharmaceutical, Inc. is entitled to draw upon this Letter of Credit No. ______________ pursuant to the Sublease."

         This Letter of Credit expires at our close of business on ___________________ ___, 200__, which is one year after the date hereof, subject to automatic extension as provided below.

         Partial drawings are permitted.

         This Letter of Credit is transferable successively in its entirety only up to the then available amount in favor of any nominated transferee that is the successor in interest to Beneficiary or is the new owner of certain stated property ("Transferee"), assuming such transfer

Redacted
to such Transferee would be in compliance with then applicable laws and regulations, including but not limited to the regulations of the U.S. Department of Treasury and U.S. Department of Commerce. At the time of transfer, the original Letter of Credit and original Amendment(s), if any, must be surrendered to us together with our Letter of Transfer documentation (in the form of Annex A attached hereto).

         It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for one year periods from the expiration date hereof, or any future expiration date, but not beyond [sixty
(60) days after expiration of the Term of the Sublease], unless at least 45 (forty-five) days prior to any expiration date we shall notify you by courier service or certified mail (return receipt requested) that we elect not to consider this Letter of Credit renewed for any such additional period.

         All drafts drawn under this credit must be marked "Drawn under _________________ Letter of Credit No.__________________________."

         This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500.

         This original Letter of Credit and all amendments thereto must be submitted to us together with any drawings hereunder for our endorsement of any payments effected by use and/or for cancellation. Our obligation under this Letter of Credit is unconditional and is not dependent on our ability to perfect a lien, security interest or any other reimbursement.

         We engage with you that each draft drawn under and in compliance with the terms of this Letter of Credit will be duly and unconditionally honored on delivery of the documents as specified if presented at this office on or before _____________________, 200__ or any automatically extended date.

                                             Yours very truly,

                                             Authorized Signature

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                                       2

                                     ANNEX A
                               TO LETTER OF CREDIT

Bank and Bank Address
Attention: Manager, Letter of Credit Department                      Date: _____

Re: Bank Irrevocable Letter of Credit No. __________

Gentlemen:

         For value received, the undersigned beneficiary hereby irrevocably transfers to the following (the "Transferee")

         (Name of Transferee)
         (Address of Transferee)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

         By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the Transferee. The Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any extensions of the Expiration Date thereof, or other amendments, and whether such amendments now exist or are made after the date hereof. All amendments of the Letter of Credit are to be advised directly to the Transferee without necessity of a consent of or notice to the undersigned beneficiary.

         The original of such Letter of Credit is returned herewith, and in accordance therewith you are to promptly endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

                                Very Truly Yours,

                                  By:
                                Authorized Officer

Redacted

                                   EXHIBIT D-1

                              PLANS FOR ALTERATIONS

                      [Drawings for Plans for Alterations]

Redacted

                                   EXHIBIT D-2

                          TENANT IMPROVEMENT CONDITIONS

         Subject to the Lease, Sublessee may employ the following methods for the construction of their tenant improvements:

         a. Sublessee's tenant improvements will be designed and constructed in accordance with the applicable terms of the Lease. Sublessee will directly contract with the general contractor, and Sublessee will engage its own architectural firm for this project, both subject to the reasonable approval of the Sublessor and Landlord.

         b. Sublessor will not require Sublessee's use of any specific subcontractors.

         c.       Sublessor will not require performance or payment bonds.

         d. Sublessor will not charge a construction management fee, supervision charge or plan review fees for its involvement in any construction processes. Sublessor, however, will retain the right to approve the construction plans prior to installment. Such approvals shall not be unreasonably withheld, and will be deemed to have automatically been granted if no objection has been raised in writing by the Sublessor within thirty (30) days of submission by the Sublessee of plans to the Sublessor.

Redacted

                                   SCHEDULE 1

         -     Existing HVAC, plumbing, electrical and security systems.

         -     Existing house vacuum, and RO/DI systems

         -     Existing walls, doors and built-in cabinetry

         -     Existing laboratory casework and fume hoods

         -     Existing cold/warm rooms

         -     Existing glass wash and autoclave equipment/facilities

         -     Existing furniture and office cubicle systems

         -     Existing data/telephone cabling

         - Existing other utility systems and related infrastructure in the Premises

Redacted